United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 31, 2006

ACCEPTANCE INSURANCE COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7461
(State of Formation)	(Commission File Number)

31-0742926

(IRS Employer Identification Number)

300 West Broadway Council Bluffs, Iowa	51503
(Address of principal executive offices)	(Zip Code)

(712) 329-3600

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

By Order of the United States Bankruptcy Court for the District of Nebraska entered on July 7, 2006, the Board of Directors of the Corporation was authorized to amend the Certificate of Incorporation of the Corporation, as previously amended, without stockholder approval to decrease the authorized capital stock of the Corporation. On August 9, 2006, the Board adopted a resolution amending the Certificate of Incorporation. Pursuant to the resolution, the first sentence of Article IV of the Certificate of Incorporation was amended to read as follows:

“ARTICLE IV

Effective as of January 7, 2005, the total number of shares of all classes of stock which the Corporation shall have the authority to issue is fifteen million six hundred eighty-five thousand four hundred seventy-three (15,685,473) shares of Common Stock, par value forty cents ($.40) per share (hereinafter “Common Stock”) and the number of shares of preferred stock (hereinafter “Preferred Stock”) authorized by the Corporation shall be zero (-0-).”

A copy of the Certificate of Amendment of Restated Certificate of Incorporation that includes this amendment is in Exhibit 3.1 to this Form 8-K. This amendment became effective upon filing the Certificate of Amendment of Restated Certificate of Incorporation with the Delaware Secretary of State’s office on August 15, 2006. A description of the provision changed by this amendment is contained Exhibit 3.1 to this Form 8-K.

Item 8.01. Other Events

Acceptance Insurance Companies Inc. Litigation (United States Court of Federal Claims). On December 9, 2003, Acceptance Insurance Companies Inc. (the “Company”) filed a complaint against the United States of America in the United States Court of Federal Claims. In that complaint the Company alleges that by not approving the proposed sale of certain insurance assets of one of the Company’s subsidiaries, American Growers Insurance Company (“American Growers”), to Rain and Hail L.L.C. (“Rain and Hail”) the Risk Management Agency (the “RMA”) rendered valueless the insurance business of American Growers. The Company also alleges that in rejecting the proposed transaction between the Company and Rain and Hail, the RMA effected a taking of the Company’s property (i.e., the American Growers insurance assets) for public use without just compensation in violation of the Fifth Amendment to the United States Constitution. On July 31, 2006 the United States Court of Federal Claims entered an Opinion and Order (“Order”), a copy of which is included with this Form 8-K as Exhibit 99.1. In the Order, the Court concluded it lacks jurisdiction over the matter and that jurisdiction rests with the federal district courts. The Company has filed a motion asking the court to amend the Order to certify for immediate appeal the jurisdictional issue. There can be no assurance the Company will be successful in pursuit of an appeal.

On August 8, 2006 the Company informed the Creditor Committee that the Company is not accruing interest during 2006 on it Junior Subordinated Debenture and that the Company does not anticipate deducting interest on its Junior Subordinated Debenture on its 2006 federal or state income tax returns. Interest from October 1, 2002 (the date the Company began deferring payment of interest on the Junior Subordinated Indenture) through January 7, 2005 (the date of the Company’s bankruptcy filing) was accrued and deducted on the Company’s federal and state income tax returns, even though it was not paid. Interest on the Company’s Junior Subordinated Debenture from January 8, 2005 through December 31, 2005 was not accrued or taken as a deduction on the Company’s tax returns for 2005.

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Item 9.01 Financial Statements and Exhibits.

3.1     Certificate of Amendment of Restated Certificate of Incorporation

99.1   Opinion and Order of United States Court of Federal Claims filed July 31, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCEPTANCE INSURANCE COMPANIES INC.

By	/s/ John E. Martin
John E. Martin, President and Chief Executive Officer

August 17, 2006

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INDEX TO EXHIBITS

Exhibit No.	Exhibit
3.1	Certificate of Amendment of Restated Certificate of Incorporation

99.1	Opinion and Order of United States Court of Federal Claims filed July 31, 2006

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